UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event reported):
June 3, 2024

Grocery Outlet Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5650 Hollis Street, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)
(510) 845-1999
(Registrant's telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the "Company"), in connection with the matters described herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)    The Company held its 2024 annual meeting of stockholders (the "Annual Meeting") on June 3, 2024.

(b)    The voting results from the Annual Meeting were as follows:
1.Each of the following three directors were re-elected to the Company's Board of Directors as Class II directors, to serve until the Company's annual meeting of stockholders in 2026 or until their respective successors are elected and qualified. Each director received the number of votes set forth below.

Name	For	Against	Abstain	Broker Non-Vote
Mary Kay Haben	88,351,724	1,885,768	140,620	2,603,794
Gail Moody-Byrd	89,764,508	473,066	140,538	2,603,794
Jeffrey R. York	77,951,902	12,286,328	139,882	2,603,794
2.The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024 was approved by the following votes:

For	Against	Abstain
92,469,299	389,433	123,174
3.The non-binding advisory resolution on the Company’s named executive officer compensation for the fiscal year ended December 30, 2023 was approved by the following votes:

For	Against	Abstain	Broker Non-Vote
76,583,625	13,664,564	129,923	2,603,794

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date:	June 5, 2024	By:	/s/ Luke D. Thompson
		Name:	Luke D. Thompson
		Title:	Executive Vice President, General Counsel and Secretary